Exhibit 10.6
AMENDMENT NO. 1 TO
NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
          THIS AMENDMENT NO. 1 TO NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (the “Amendment”), dated as of August 17, 2005, is entered into by and between American Risk Pooling Consultants, Inc., a Michigan corporation (the “Company”) and Jerome M. Shaw (the “Stockholder”).
RECITALS
          WHEREAS, the Company and Stockholder are parties to that certain Non-Competition and Confidentiality Agreement dated as of June 14, 2004 (the “Agreement”);
          WHEREAS, capitalized terms used herein, unless otherwise herein defined, are used with the meanings given them in the Agreement;
          WHEREAS, this Amendment amends the Agreement to satisfy certain conditions under the Stock Contribution Agreement dated as of August 17, 2005 by and among Stockholder, First Mercury Financial Corporation (the “FMFC”), a Delaware corporation, First Mercury Holdings, Inc. (“Holdings”), a Delaware corporation, FMFC Holdings, LLC, a Delaware limited liability company, and the other signatories thereto.
          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises set forth herein, the parties hereto hereby agree as follows:
          1. Amendments. The paragraph defining “Non-Competition Period” in Section 3 of the Agreement is hereby amended and restated in its entirety, as of the date of this Amendment, to read as follows:
      For purposes hereof, the “Non-Competition Period” shall mean the period beginning on the Effective Date and ending on the earlier of (i) August 17, 2010 and (ii) the occurrence of a Change of Control or a Public Sale after the date hereof. For purposes of this Agreement “Change of Control” shall mean (i) a merger or consolidation of FMFC or Holdings with or into another corporation or other entity, pursuant to which a Third Party beneficially owns at least a majority of the voting power of the outstanding equity securities of the surviving corporation or entity immediately after such merger or consolidation, (ii) the sale, lease, license, conveyance or transfer of all or substantially all of the assets of FMFC or Holdings other than to Glencoe or an entity in which a majority of the voting power is beneficially owned by Glencoe, (iii) any purchase of shares of capital stock of FMFC or Holdings (either through a negotiated stock purchase or a tender for such shares) by a Third Party, through one, or a series of related transactions, the effect of which is that the Third Party beneficially owns at least a majority of the voting power of FMFC or Holdings immediately after such purchase, or (iv) any liquidation, dissolution or winding up of FMFC or Holdings, whether voluntary or involuntary; provided, that after such event, the business of FMFC or Holdings is not owned or operated by Glencoe or by an entity in which a majority of the voting power is beneficially owned by Glencoe. For purposes of this Agreement, “Third Party” means a person or entity other than Glencoe or an entity in which a majority of the voting power is beneficially owned by Glencoe. For purposes of this Agreement, “Glencoe” means Glencoe Capital, LLC, FMFC Holdings, LLC and each of their respective affiliates. For the purposes of this agreement, “Public Sale” shall mean a sale of the stock of Holdings (or any material subsidiary of Holdings) to the public pursuant to an offering registered under the Securities Act of 1933, as amended, and any successor statute, the aggregate price being paid for such stock being at least (i) $75,000,000 or (ii) $65,000,000 if after completion of such offering Glencoe owns less than a majority of the fully diluted common stock of Holdings.
2. General Provisions.
                         (a) Except as expressly amended, modified, agreed, waived, released or settled herein, including without limitation in the recitals hereto, (i) there are no waivers or releases hereby of any provisions of the Agreement, (ii) the Agreement shall remain unchanged and in full force and effect, and (iii) as amended or modified herein, the Agreement is hereby ratified, approved and confirmed in all respects.
                         (b) After the date hereof all references in the Agreement to the “Agreement,” “herein,” “hereof” and the like, shall refer to the Agreement as amended or modified herein.
                         (c) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
                         (d) This Amendment shall be governed by and construed under the laws of the State of Delaware.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

COMPANY:

American Risk Pooling Consultants, Inc.

By:	/s/ William S. Weaver
Name:
Title:

STOCKHOLDER:
/s/ Jerome M. Shaw

Jerome M. Shaw